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                                                                  Exhibit 10.52

              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND AGREEMENT
                                       FOR
                                 ALAN SCHUTZMAN

                  This Supplemental Executive Retirement Plan and Agreement for Alan Schutzman, made as of the 15th day of September, 2003 by and between CONCORD CAMERA CORP., a New Jersey corporation (the "Employer") and ALAN SCHUTZMAN (the "Executive").

                  In consideration for the premises and the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

                             Article I. Introduction

                  In consideration of the services to be performed by the Executive for the Employer in the future, the Employer hereby agrees to pay, in addition to other consideration to be provided by the Employer, deferred compensation to him under the terms and conditions hereinafter set forth. This Agreement creates an unfunded, nonqualified plan maintained for the purposes of providing deferred compensation for the Executive, a member of senior management and a highly compensated Executive, and shall be construed and administered accordingly.

                             Article II. Definitions

                  When used herein with initial capital letters, the following words have the following meanings:

                  "Accounts" - the three accounts established by the Employer for the benefit of the Executive, each reflecting the initial credit described in paragraph 1 of Article III, and adjustments for income, expenses, gains or losses and any payments from the accounts.

                  "Change in Control" - the occurrence of any one of the following events:

                           (i) any "person," as such term is used in Sections
3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (other than Executive or Ira B. Lampert), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 25% or more of the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation ("Voting Stock");

                           (ii) the majority of the Board of Directors of the
Employer ("Board") consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Plan and Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;


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                           (iii) the Employer adopts any plan of liquidation
providing for the distribution of all or substantially all of its assets;

                           (iv) all or substantially all of the assets or
business of the Employer is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Employer immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Employer, the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Employer); or

                           (v) the Employer combines with another company and is
the surviving corporation but, immediately after the combination, the shareholders of the Employer immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

                  "Disability" - permanent and total disability as defined by the Employer's employee welfare benefit plan offering a long term disability benefit, or, if no such benefit is offered, it shall mean the absence of the individual from his duties with the Employer on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Employer or its insurers and reasonably acceptable to the Executive or the Executive's legal guardian.

                  "Plan and Agreement" - this Supplemental Executive Retirement Plan and Agreement for Alan Schutzman.

                       Article III. Deferred Compensation

                  1. The Employer agrees to credit as of September 15, 2003: (a) $33,334 to Account I; and (b) $33,333 to each of Account II and Account III, and such deferred compensation shall be paid to the Executive as provided in this Plan and Agreement.

                  2. The balance in each Account shall be deemed for purposes of this Plan and Agreement to be invested and reinvested in such securities, investments, instruments or insurance policies as the Executive, in his sole discretion, shall direct from time to time, by one day advance written notice given to the Employer or its designee. With the consent of the Employer, the Executive may, by giving written notice to the Employer or its designee, authorize an investment manager to make the directions specified in the preceding sentence. Any investment direction or change of investment direction shall be deemed made on the first business day following the Employer's or its designee's, as the case may be, receipt of the Executive's or the investment manager's, as the case may be, written notice of investment direction. Any such investment direction shall remain in effect until affirmatively changed by a subsequent investment direction given in the same manner, provided that the proceeds of any investment which matures shall be deemed to be reinvested in such money market account as the Employer may determine and thereafter until a new investment direction is made with respect to such proceeds. Notwithstanding the foregoing, no such deemed investment shall, in the Employer's reasonable judgment, impose upon the Employer administrative burdens or financial costs which are inappropriate in view of all of the circumstances. If no applicable investment direction is given on or before the date on which an amount is credited to an Account, such amount shall be initially invested in such money market account as the Employer may reasonably determine. The Employer, in its discretion and on such terms as it decides, may waive, or reduce the period of, any notice required under this paragraph.



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                  3. Title to and beneficial ownership of any direct or indirect investments the Employer may make in connection with the Plan and Agreement (including the transfer of funds to a selected investment manager for discretionary investment and reinvestment in such investments by such investment manager or the transfer of funds to a so-called rabbi trust) shall at all times remain with the Employer, and the Executive and his designated beneficiary or beneficiaries shall not have any property interest whatsoever in such investments.

                  4. At the end of every month, each Account shall be increased or decreased by (a) in the case of each investment actually made directly or indirectly by the Employer with respect to such Account, the net amount of all income, gain or loss earned or sustained, whether realized or unrealized, with respect to such investment, and (b) in the case of each deemed investment with respect to such Account, the net amount of all income, gain or loss which would have been earned or sustained, whether realized or unrealized, had the balance in the Account in fact been invested and reinvested in such investment. Each Account shall also be charged with all payments or other distributions with respect to such Account and with all fees and expenses (including brokerage fees) with respect to such Account, in the case of investments actually made, at the rates actually paid and, in the case of investments deemed to have been made, at the rates which would have been paid had the investments actually been made.

                               Article IV. Vesting


                  1. The balances in the Accounts shall vest as follows:

                           Account                      Vesting Date
                           -------                   ---------------------------

                           Account I                 September 15, 2004

                           Account II                September 15, 2005

                           Account III               September 15, 2006

Upon the event of a Change in Control, the balances in the Accounts shall immediately vest. In addition, if the Executive's employment is terminated as a result of the Executive's death or Disability, or by the Employer without Cause, the balances in the Accounts shall immediately vest. In the event the Executive's employment with the Employer is terminated prior to the vesting of the balance in an Account for any other reason, the balance in such Account shall be immediately forfeited and the Executive shall have no further interests in such balance.



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For purposes of this Agreement, "Cause" shall mean "cause" as defined in the
Terms of Employment by and between the Executive and the Employer, dated as of September 15, 2003.

                  2. Notwithstanding anything herein to the contrary, in the event of a forfeiture of a balance in an Account, the Executive agrees that to the extent that the balance in the Account at the time of forfeiture is less than the amount of the initial credit described in paragraph 1 of Article III above, he shall immediately pay to the Employer an amount equal to such deficiency. The Employer, in its discretion, may reduce the amounts otherwise payable to the Executive under this Plan and Agreement by any deficiency owed to the Employer pursuant to the immediately preceding sentence.

                        Article V. Benefit Distributions

                  1. Except as otherwise provided in paragraph 2 of Article IV or in this Article V or in Article VI or VII:

                  (a) the vested balance in Account I shall automatically be paid to the Executive in a lump-sum payment on September 15, 2004; and

                  (b) the vested balance in each of Accounts II and III shall be paid to the Executive in one of the two following methods at the election of the
Executive: (i) a lump-sum payment to be paid at such time as is designated by the Executive or (ii) annual installment payments over such period of years as may be designated by the Executive.

                  2. The Executive's election and designation referred to in paragraph 1(b) of this Article V with respect to Accounts II and III shall be made by a written notice to the Employer prior to October 15, 2003. Alternatively, the Executive may make a modification election pursuant to paragraph 6 of this Article V. The Executive may make different elections and designations with respect to each such Account.

                  3. In the event that the Executive fails to make an election as described in paragraph 1(b) of this Article V with respect to Account II or Account III, the vested balance in such Account shall be paid in ten annual installments commencing on the first day of the month following the termination of the Executive's employment with the Employer

                  4. All payments to be made pursuant to paragraph 1 of this
Article V with respect to each Account shall be made in cash, and in furtherance thereof, all investments actually made with respect to such Account shall be sold by the Employer at such time or times as the Employer may determine to effect such payment; provided, that (a) in the case of an installment payment, unless the Executive provides the Employer with written notice to the contrary at least five days prior to the date any such payment is due, the Employer may select the investments to be sold or deemed sold to provide the cash necessary for such payment, (b) except as provided in clause (c) below, to the extent investments have actually been made directly or indirectly by the Employer with respect to such Account, the Executive may elect, subject to the Employer's approval, to receive payment in kind in lieu of cash by providing written notice of such election to the Employer at least five days prior to the date of such payment, and (c) to the extent the investments have actually been made directly or indirectly by the Employer in common stock of the Employer, the Employer may make the payment in kind in lieu of cash by delivery of fully registered stock certificates representing such common stock."



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                  5. For purposes of determining the amount of a payment
referred to in paragraph 1 of this Article V with respect to an Account, (a) the balance in such Account shall be adjusted by the Employer in the manner provided in paragraph 6 of Article III not more than five trading days preceding such payment, (b) the amount of such payment shall be reduced by the amount of any expenses actually incurred or deemed to have been incurred in connection with the sale or deemed sale of investments required to make such payment ("selling expenses"), and (c) if the installment method is elected with respect to any year, the amount of each installment shall be equal to the balance in the appropriate Account as of the date of payment (as adjusted pursuant to clause
(a) of this sentence), divided by the number of annual installments remaining, including the installment then being paid, and then reduced by the amount of any applicable selling expenses.

                  6. Except as provided in this paragraph 6, the Executive shall have no right to modify in any way his election and designation made pursuant to paragraph 1(b) of this Article V with respect to Account II or Account III or, in the event of his failure to make such an election or designation, the default provisions of paragraph 3. Provided that a modification election is made at least 12 months prior to it becoming effective, with respect to Account II and/or Account III the Executive may:

                     (a) delay the date on which a lump-sum payment from such
                         Account shall be made;
                     (b) accelerate the date on which benefit distributions from any vested portion of an Account shall commence;
                     (c) change the form of benefit payment from such Account
                         from a lump-sum payment to annual installment payments over such period of years as designated by the Executive;
                     (d) change the form of benefit payment from such Account
                         from annual installments to a lump-sum payment which shall be paid at the time designated by the Executive;
                     (e) delay the commencement of annual installment payments
                         from such Account; or
                     (f) increase the period of years during which annual
                         installments shall be made out of such Account.

                  7. Notwithstanding anything in this Plan and Agreement to the contrary, in the event of the termination of the Executive's employment with the Employer for any reason prior to the Executive's attainment of age 65, the vested balance in each Account shall be paid to the Executive in one lump-sum payment within 30 days of such termination.



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                  8. Notwithstanding any other provision of this Plan and
Agreement to the contrary, in the event the Executive is determined to be subject to federal income tax on any balance in an Account prior to the time of distribution hereunder, an amount equal to the federal, state and local taxes (including any interest and penalties) owed on such taxable amount, shall be distributed from such Account to the Executive. A balance in an Account shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the Internal Revenue Service addressed to the Executive which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (c) a written opinion by the Employer's tax counsel, addressed to the Employer, to the effect that balance in an Account are subject to federal income tax prior to distribution.

                  9. Employer is authorized to withhold from any payments made hereunder such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary or appropriate to comply with applicable laws and regulations.

                  10. Notwithstanding any other provision of this Plan and Agreement to the contrary and notwithstanding any elections made by the Executive, the Executive may require the immediate distribution to the Executive of all or a portion of the vested balances in the Accounts less any amounts required by paragraph 9 of this Article V and subject to a penalty equal to ten percent (10%) of the amount to be distributed pursuant to this paragraph (prior to withholding required by paragraph 9). Such penalty amount shall be deemed forfeited and no longer payable to the Executive.

                              Article VI. Hardship

                  The Employer may, in its sole discretion, distribute all or a portion of the vested balances in the Accounts to the Executive upon a demonstration by the Executive of an immediate and heavy financial need. The amount of any distribution made pursuant to this Article VI shall be limited to the amount necessary to satisfy such financial need.


                        Article VII. Death and Disability

                  1. In the event of the Executive's death prior to the payment of all of the balances in the Accounts, unless the Executive otherwise elected installment payments with the consent of the Employer, the Employer shall pay all remaining balances in the Accounts as of the date of such death (as adjusted for subsequently deemed earnings and losses), not later than 30 days following the Executive's death, in one lump-sum to such beneficiary or beneficiaries designated by the Executive in a writing filed by the Executive with the Employer, or in the absence of such a beneficiary designation, to the Executive's estate.



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                  2. In the event of the Executive's Disability prior to the payment of all of the balances in the Accounts, unless the Executive otherwise elected installment payments with the consent of the Employer, the Employer shall pay all remaining balances in the Accounts as of the date of such Disability (as adjusted for subsequently deemed earnings and losses), not later than 30 days following such Disability, in one lump-sum to the Executive.

                         Article VIII. Claims Procedures

                  1. At any time the Employer makes a determination adverse to the Executive or his beneficiary with respect to a claim for payment, the Employer shall notify the claimant in writing of such determination, setting forth:

                     (a) the specific reason for such determination;
                     (b) a reference to the specific provision or provisions of this Plan on which such determination is based;
                     (c) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required, and
                     (d) an explanation of the rights and procedures set forth
                         in this Article VIII.

                  2. A person who receives notice of an adverse determination by the Employer with respect to a claim may request, within 60 days of receipt of such notice, that the Employer review its determination. This request may be made on behalf of a claimant by a duly authorized representative. The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Employer. The Employer shall render a decision within 60 days of a request for review (or within 120 days under special circumstances), which decision shall be in writing and shall set forth the specific reasons for the decision reached and the specific provisions of this Plan and Agreement on which the decision is based. A copy of the ruling shall be forwarded to the claimant.



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                            Article IX. Miscellaneous

                  1. Benefits provided in this Plan and Agreement will not be subject to garnishment, attachment, or assignment, or any other legal process by creditors of the Executive or any person or persons designated as beneficiaries of this Plan and Agreement or any other payee of the benefits provided herein, except as specifically provided herein.

                  2. The Executive and his beneficiaries shall have the status of unsecured creditors of the Employer and this Plan and Agreement constitutes a mere promise by the Employer to make benefit payments as required by Articles V, VI and VII.

                  3. This Plan and Agreement creates no rights in the Executive to continue in the employment of the Employer for any length of time, nor does it create any rights in the Executive or his beneficiaries nor any obligations on the part of the Employer, other than those specifically provided herein.

                  4. This Plan and Agreement shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.

                  5. The waiver by any party of any term of this Plan and Agreement on any occasion shall not be deemed to be a further or continuing waiver of any such term.

                  6. Written notices which the Executive must provide to the Employer under this Plan and Agreement (including, but not limited to, investment directions, benefit distribution elections and beneficiary designations) shall be addressed to the Employer, Attention: Chief Financial Officer, at: 4000 Hollywood Boulevard, Presidential Circle - Suite 650N, Hollywood, Florida 33021.

                  7. This Plan and Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida without giving effect to principles governing choice of law.

                  8. This Plan and Agreement may be terminated or amended only by a writing signed by both of the parties hereto.



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                  IN WITNESS WHEREOF, this Plan and Agreement has been duly
executed by the Employer and by the Executive as of the day and year first above written.

Witness:                                    CONCORD CAMERA CORP.

     /s/   Diane L. Micciche                By:      /s/    Ira B. Lampert
------------------------------------           ---------------------------------
                                                     Ira B. Lampert
                                                     Chairman and CEO



Witness:                                    EXECUTIVE:



     /s/   Rita Occhionero                  By:      /s/    Alan Schutzman
------------------------------------           ---------------------------------
                                            Alan Schutzman


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